Dresser-Rand Announces its Plan to Suspend Operations at its Pig Manure Treatment Facilities in Spain due to Proposed Spanish Regulation

Expects to Achieve Record Sales and Earnings in the Fourth Quarter and Full Year of 2013 before the Possible Impact of the Proposed Spanish Regulation and Provides Preliminary Guidance for 2014

HOUSTON, Feb. 17, 2014 /PRNewswire/ -- Dresser-Rand Group Inc. ("Dresser-Rand" or the "Company") (NYSE: DRC) announced today that it is planning to suspend operations at its pig manure treatment facilities in Spain as a result of the potential implementation of a new Spanish regulation that, if adopted, would significantly reduce beneficial tariffs for its plants in Spain.

The Company owns and operates six pig manure treatment facilities in Spain, which operated under the Electrical Special Regime tariffs. The Spanish government recently published a draft regulation that reflects a reduction in the tariffs of approximately 37%, which, if enacted, would be retroactive to July 2013. In view of the pending change in the tariffs, the Company has decided to suspend the operations at its six facilities, although discussions with the Spanish government are ongoing.

The Company noted that these facilities were part of Grupo Guascor's renewables business acquired in May 2011. At the time, in its valuation of the assets, The Company did not record any specific intangibles for these facilities.

If the draft regulation is enacted as proposed, or in the event of no material change in the status of the proposed regulation before the Company files its 2013 Form 10-K, the Company would be required under U.S. GAAP to reduce 2013 operating income by (1) approximately $25 million due to the retroactive reduction of the tariffs and (2) up to approximately $50 million due to asset impairments. Without taking into account the possible impact of the proposed regulation, 2013 revenues and operating income associated with the six facilities is estimated to be approximately $138.0 million and $5.7 million, respectively.

The Company is also updating its guidance based on its preliminary and unaudited results for the fourth quarter, which is subject to change. The Company noted two items previously discussed in its third quarter 2013 earnings call and that were included in its guidance for the fourth quarter that did not occur. First, it did not sell the three photovoltaic power plants (Kaggio) to MBB Clean Energy AG. Second, the Company was unable to recognize revenue in the fourth quarter on its shipment of equipment for a pipeline project in Central Asia due to pending contractual and administrative matters. The impact of these two items is approximately $19 million of operating income. If these two items had occurred in the fourth quarter, the Company believes its operating income for full year 2013 would have been between $400 million and $410 million.

Further, if there is no material change in the status of the proposed Spanish regulation before the Company files its 2013 Form 10-K, the Company will be required to reduce its 2013 operating income by up to an estimated $75 million. In that event, its full year 2013 operating income could be between approximately $306 million and $316 million.

Vincent R. Volpe Jr., President and Chief Executive Officer of Dresser-Rand, said, "Our fourth quarter operating income before the potential impact of the proposed Spanish regulation is expected to be at a record level for our Company; however, it will be lower than our earlier expectation due primarily to the two items mentioned above. Additionally, we expect to report a record level of aftermarket bookings for 2013, and while new unit bookings for 2013 were affected by project delays during the course of the year, especially in the upstream part of the business, we had a strong level of bookings in the fourth quarter 2013. We also saw in the fourth quarter improvement in our net working capital and operating margins."

Before any impact of the proposed Spanish regulation, the Company expects revenues for 2014 to be approximately $3.0 billion to $3.2 billion, with operating income approximately 3% to 5% higher than 2013 due to productivity gains from its operational excellence initiatives. The Company noted that because the Spanish regulation has not yet been finalized there is the possibility that plant operations remain suspended and it currently believes the impact on 2014 results would be to reduce revenues and operating income by approximately $125 million and $15 million (including estimated restructuring costs), respectively. Conversely, if there is a need to restructure and the Spanish government subsequently adopts more favorable regulations, the Company's 2014 results could be positively impacted by reinstated operations, the possible recovery of part or all of the above mentioned approximately $25 million charge and a lower cost base.

Further information will be provided by the Company during its upcoming quarterly earnings release and teleconference expected to take place at the end of February 2014.

About Dresser-Rand

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries. The Company operates manufacturing facilities in the United States, France, United Kingdom, Spain, Germany, Norway, and India, and maintains a network of 49 service and support centers (including 6 engineering and R&D centers) covering more than 150 countries.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, the Company's plans, objectives, goals, strategies, future events, future bookings, revenues, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information. The words "anticipates", "believes", "expects", "intends", "appears", "outlook," and similar expressions identify such forward-looking statements. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks, and uncertainties include, among others, the following: economic or industry downturns; the variability of bookings due to volatile market conditions, subjectivity clients exercise in placing orders, and timing of large orders; volatility and disruption of the credit markets; its inability to generate cash and access capital on reasonable terms and conditions; its inability to implement its business strategy to increase aftermarket parts and services revenue; its ability to comply with local content requirements; delivery delays by certain third party suppliers of large equipment; cost overruns and fixed-price contracts; its ability to implement potential tax strategies; competition in its markets; failure to complete or achieve the expected benefits from any future acquisitions; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; a failure or breach of our information system security; unexpected product claims and regulations; infringement on its intellectual property or infringement on others' intellectual property; its pension expenses and funding requirements; difficulty in implementing an information management system; and the Company's brand name may be confused with others. These and other risks are discussed in detail in the Company's filings with the Securities and Exchange Commission at www.sec.gov. Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition. The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law. For information about Dresser-Rand, go to its website at www.dresser-rand.com.

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CONTACT: Blaise Derrico, Vice-President, Investor Relations, (713) 973-5497